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                                                                      Exhibit 12

                                                                  CONFORMED COPY


                                WARRANT AGREEMENT
                                   Relating to
                   A Ordinary Shares in Ohsea Holdings Limited



                               DATED 14 APRIL 2003



                             OHSEA HOLDINGS LIMITED
                                       And
                               CS SERVICES LIMITED



                                 ALLEN & OVERY
                                     London



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CONTENTS

Clause                                                 Page

1. Interpretation ..................................    1

2. Grant of the Option  ............................    2

3. The Option Price  ...............................    2

4. Exercise of the Option  .........................    2

5. Notices  ........................................    3

6. Undertakings  ...................................    3

7. General .........................................    3

8. Governing Law and Jurisdiction ..................    4

Schedule

1. Form of Exercise Notice  ........................    5

2.

Signatories  .......................................    6


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THIS AGREEMENT is made on 14 April, 2003 BETWEEN:

(1) OHSEA HOLDINGS LIMITED (registered in England and Wales under registered number 4493380) whose registered office is at Marine Court, The Parade, Cowes, Isle of Wight, PO31 7QJ (the Company); and

(2) CS SERVICES LIMITED (registered in Belize under company number 27398) whose registered office is at 60 Market Square, PO Box 384, Belize City, Belize (the Purchaser).

WHEREAS:

The Company, by resolution of its board of directors passed on the date of this agreement has authorised the issue of an option to subscribe for shares in the capital of the Company on the terms set out in this agreement.

IT IS AGREED as follows:

1.   Interpretation

1.1  In this agreement:

     Affiliate means, in relation to a person, any other person (other than the Company and persons controlled, directly or indirectly, by the Company) directly or indirectly, controlling or controlled by or under common control with that person and for the purposes of this definition control when used with respect to any means power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

     A Shares means A Ordinary Shares of 0.1 pence each in the capital of the Company;

     Aggregate Share Limit means such number of Shares allotted and issued pursuant to the exercise of the Option under this agreement so that the aggregate subscription price for such Shares is equal to (pound)1,000,000 (or such higher amount as is required for rounding purposes only) less the aggregate amount paid for Shares subscribed by the Purchaser or its Affiliates pursuant to the Subscription Undertaking;

     Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open in London for normal business;

     Exercise Notice means an exercise notice substantially in the form of
     Schedule 1;

     I D Agreements has the meaning set out in the Subscription Undertaking;

     Option means the option granted by the Company to the Purchaser under Clause 2 to subscribe for Shares;

     Option Price means the price per Share referred to in Clause 3;

     Shares means A Shares;

     Sterling Equivalent means the amount in sterling (as determined by reference to the closing mid-point sterling spot rate quoted in the Financial Times (London edition) on the relevant date) equivalent to the relevant US dollar amount; and


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25/04/03

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     Subscription Undertaking means the undertaking entered into on or about the date of this agreement in favour of the Company and GMAC Commercial Finance Plc to subscribe further A Shares.

1.2  In this agreement:

     (a) references to a person include a body corporate and an unincorporated association of persons; (b) references to a natural person include his estate and personal representatives; and

     (c) subject to clause 7.3 below, references to a party to this agreement include references to the successors or assigns (immediate or otherwise) of that party.

1.3  Any reference, express or implied, to an enactment includes references to:

     (a) that enactment as amended, extended or applied by or under any other enactment (before or after the signature of this agreement);

     (b) any enactment which that enactment re-enacts (with or without modification); and

     (c) any subordinate legislation made (before or after the signature of this agreement) under that enactment, as amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above.

1.4  Subclauses 1.1 to 1.3 above apply unless the contrary intention appears.

1.5  The headings in this agreement do not affect its interpretation.

2.   Grant of the Option

     In consideration of the payment by the Purchaser to the Company of the sum of (pound)1, receipt of which is acknowledged, the Company hereby grants to the Purchaser an option (the Option) to subscribe in cash for Shares from time to time up to the Aggregate Share Limit at the Option Price on the terms of this agreement.

3.   The Option Price

     The price payable by the Purchaser for Shares specified in an Exercise Note shall be the Sterling Equivalent of US$2.10 per Share on the date of the relevant Exercise Note.

4.   Exercise of the Option

4.1 The Purchaser may exercise the Option by serving an Exercise Notice on the Company at any time after either:

     (a) notification from GMAC Commercial Finance Plc having been made under paragraph (2) of the Subscription Undertaking; or

     (b) the first drawing having been made under the I D Agreement and no notification having been made under paragraph (2) of the Subscription Undertaking.

     The Purchaser may serve any number of Exercise Notices.

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4.2  The Option may be exercised any number of times in respect of any whole number of Shares provided that the aggregate number of Shares in respect of which the Option is exercised shall not be greater than the Aggregate Share Limit.

4.3 The Shares shall be allotted and issued fully paid and shall rank passi passu in all respect with the fully paid A ordinary shares in the capital of the Company then in issue.

4.4  No later than two Business Days after receipt of a duly completed Exercise
     Notice:

     (a) the Company shall allot and issue to the Purchaser the number of Shares to which the Purchaser is entitled and enter the name of the Purchaser in the register of members of the Company as the holder thereof; and

     (b) the Purchaser shall remit the aggregate subscription price to the Company.

     On receipt of the subscription price, the Company shall despatch to the Purchaser (or as it may direct) a share certificate for the Shares allotted to it.

5.   Notices

5.1 Any notice or other document to be served under this agreement may be delivered or sent by prepaid first class recorded delivery post to the party to be served at its address appearing in this agreement or at such other address as it may have notified to the other parties in accordance with this clause.

5.2  Any notice or document shall be deemed to have been served:

     (a)  if delivered, at the time of delivery; or

     (b) if posted, at 10.00 a.m. on the second Business Day after it was put into the post.

5.3 In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter.

6.   Undertakings

     The Company undertakes that whilst the Option remains capable of exercise it will at all times keep available for issue sufficient authorised but unissued share capital to satisfy exercise of the Option in full.

7.   General

7.1 This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

7.2 None of the rights or obligations of the Company under this agreement may be assigned or transferred without the written consent of the Purchaser.

7.3 The Purchaser may assign the benefit of this agreement and the Option to any person who is the holder of A Shares without requiring the prior consent of the Company.


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8.   Governing Law and Jurisdiction

8.1 This agreement is governed by and shall be construed in accordance with English law.

8.2 The parties submit to the exclusive jurisdiction of the English courts for all purposes relating to this agreement.

AS WITNESS the hands of the duly authorised representatives of the parties on the date which appears first on page 1.


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                                   SCHEDULE 1

                             FORM OF EXERCISE NOTICE

To:  Ohsea Holdings Limited


Dear Sirs,

We refer to the Option Agreement dated  [          ]  April, 2003 and made
between yourselves and ourselves and to the Option granted by you to us under that agreement.

We hereby give notice under and pursuant to clause o of the Option Agreement that we exercise the Option granted by you to us in respect of [ ] Shares. The Sterling Equivalent price per share is (pound)[ ].

Yours faithfully,

For and on behalf of
[The Purchaser]



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Date

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                                   SIGNATORIES

SIGNED by                                ) /s/ Andrew Wilson
for and on behalf of                     ) Name: Andrew Wilson
OHSEA HOLDINGS LIMITED                   ) Title: Director


SIGNED by                                ) /s/ Andrew Wilson
for and on behalf of                     ) Name: Andrew Wilson
CS SERVICES LIMITED                      ) Title: Director


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